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Unique Fabricating, Inc. Reports Second Quarter 2022 Financial Results
Auburn Hills, MI – August 11, 2022 — Unique Fabricating, Inc. (NYSE American: UFAB), a leader in engineering and manufacturing multi-material foam, rubber, and plastic components utilized in noise, vibration, and harshness management and air/water sealing applications for the transportation, appliance, medical, and consumer/off-road markets, today announced its financial results for the second quarter ended June 30, 2022.
Second Quarter 2022 Financial Results
▪Net sales of $35.0 million compared to $30.9 million in the second quarter of 2021.
▪Recognized $3.0 million employee retention credit, of which $2.5 million was recognized as a reduction of cost of sales and $0.5 million as a reduction of selling, general, and administrative expenses.
▪Total debt decreased $0.7 million to $47.7 million as of June 30, 2022, from $48.4 million as of December 31, 2021.
“Our dedicated team continues to adapt to the challenges we face in the areas of sourcing, raw material costs, labor, and changing customer production schedules,” commented Doug Cain, Unique Fabricating’s Chief Executive Officer. “Our continued ability to be flexible has enabled us to remain a trusted partner for customers, amidst their own challenges, and longer-term, we remain confident that we have taken the necessary steps to drive improved performance as volumes increase.”
“Our quarterly financial results were impacted by three specific situations,” added Mr. Cain. “First, we recorded a $12.2 million goodwill impairment charge. Second, we recognized a $3.0 million benefit related to the Employee Retention Credit program. Third, we experienced equipment and labor related operational issues in our LaFayette, Georgia facility, that we resolved, but the challenges resulted in $1.2 million in additional operating costs in the quarter. We continue to pursue cost recovery initiatives, which we believe will improve our gross margins, with most of the benefit expected to be realized in the second half of 2022. Additionally, we believe our focus on repricing, or in the alternative, eliminating smaller customer relationships, is helping improve capacity utilization and associated margins.”
“Finally, we continue to work with our lending syndicate on a long-term plan,” concluded Mr. Cain. “The protracted forbearance situation has hampered our ability to win certain business in the transportation market, but our diversification efforts have enabled us to secure approximately $46 million in new customer order intake year to date. A long-term solution with our lending syndicate will help us grow this number through our traditional transportation market, where demand is increasing and timing adjustments are becoming less frequent. The overall market condition remains highly challenging in several areas, but we believe we have proven our ability to navigate these challenges and Unique Fabricating remains strategically positioned to benefit as conditions improve.”
Second Quarter 2022 Financial Summary
Net sales for the quarter were $35.0 million, up $4.1 million from $30.9 million during the same period last year as a result of higher light vehicle production in North America in the second quarter of 2022 as compared to the same period in 2021 and the impact of our cost recovery efforts. Gross profit for the second quarter of 2022 was $5.2 million, or 15.0% of net sales, compared to $4.6 million, or 14.9% of net sales, for the same period last year.

Selling, general and administrative expenses were $4.2 million, or 12.1% of net sales, compared to $6.1 million, or 19.7% of net sales for the same period last year. The Company recognized a non-cash goodwill impairment charge of $12.2 million, during the second quarter of 2022.
Net loss was $10.7 million or $0.91 per basic and diluted share in the second quarter of 2022 primarily as a result of the goodwill impairment charge compared to net loss of $2.5 million or $0.26 per basic and diluted share in the second quarter of 2021.
Balance Sheet Summary
As of June 30, 2022, the Company had approximately $0.6 million in cash and cash equivalents, compared to December 31, 2021 when we had $0.7 million in cash and cash equivalents. Total debt outstanding as of June 30, 2022 was $47.7 million compared to $48.4 million as of December 31, 2021.
Results Conference Call
Unique Fabricating will host a conference call and live webcast to review the quarterly results and provide a corporate update today at 4:30 p.m. Eastern Time. To access the call, please dial (844) 369-8770 (toll free) or (862) 298-0840 and if requested, reference conference ID 78606504. The conference call will also be webcast live on the Investor Relations section of Unique Fabricating's web site at http://ir.uniquefab.com.
Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. ET on August 11, 2022 until 11:59 p.m. ET on August 25, 2022 by dialing (877) 481-4010 (United States) or (919) 882-2331 (international) and using the passcode 46345.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (“NVH”) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (“HVAC”), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.
About Non-GAAP Financial Measures
The Third Amendment to Forbearance Agreement suspended the Minimum Consolidated EBITDA Covenant for the remainder of the forbearance period. To keep the reader informed on how our performance measures against potential future financial covenants, we are disclosing the reconciliation of net income (loss), as reported, to Operating EBITDA, a non-GAAP financial measure which is similar to financial measurements used in the past to measure the Company’s performance against previously required financial covenants. There can be no assurance as to the requirements or form of future financial covenants, including that the example we are providing will be incorporated into any covenant or measure of our performance in the future or as to the use or calculation of Operating EBITDA or any other non-GAAP financial measure. Operating EBITDA, as determined and measured by Unique Fabricating, is defined as net income (loss) before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable, such as non-cash stock compensation, severance, restructuring, impairment of goodwill and other intangibles, acquisition and integration costs, gains (losses) on the sale or exchange of assets other than in the ordinary course of business, gains (losses) on extinguishment of debt, and certain expenses related to our Forbearance Agreement including financial advisor fees, legal expenses, amendment fees, and risk advisory and mitigation costs. Operating EBITDA as presented, should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income (loss), which is the most directly comparable financial measure to Operating EBITDA that is prepared in accordance with U.S. GAAP. Operating EBITDA, as determined and measured by Unique Fabricating, should also not be compared to similarly titled measures reported by other companies. Certain of the adjustments and add backs to Operating EBITDA are recurring in nature and are cash expenses, which we believe limits the usefulness of Operating EBITDA as a measurement of the Company’s performance.

Customer Order Intake (“COI”) reflects anticipated future sales from formally awarded programs and is based on expected production volumes for the life of the program. The calculation of Customer Order Intake does not reflect the impact of lost business and discontinued programs and may be impacted by various assumptions embedded in the respective calculation, including, among other things, actual production levels on new programs and the timing of program launches.
Non-GAAP financial measures may have limitations as analytical tools, and should not be considered in isolation as a substitute for analysis of Unique Fabricating's results as reported under U.S. GAAP.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s results for the second quarter of 2022 to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about net sales, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors included from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

UNIQUE FABRICATING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited – dollars in thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$600	$742
Accounts receivable, net of reserves of approximately $0.8 million and $1.3 million at June 30, 2022 and December 31, 2021, respectively	26,455	23,469
Inventory, net	13,071	13,770
Prepaid expenses and other current assets:
Prepaid expenses and other	6,043	3,270
Refundable taxes	2,225	3,738
Total current assets	48,394	44,989
Property, plant, and equipment, net	21,448	22,567
Goodwill	4,833	16,996
Intangible assets	4,454	5,161
Other assets
Operating leases	10,627	9,776
Investments, at cost	1,054	1,054
Deposits and other assets	742	755
Deferred tax asset	3,917	2,379
Total assets	$95,469	$103,677
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,885	$10,056
Current maturities of long-term debt	27,411	28,884
Income taxes payable	—	303
Revolver, current maturities	20,259	19,541
Accrued compensation	1,637	1,149
Other accrued liabilities	4,059	3,478
Total current liabilities	66,251	63,411
Other long-term liabilities:
Other liabilities	9,288	9,139
Total liabilities	75,539	72,550
Stockholders’ equity:
Common stock, $0.001 par value: 15,000,000 shares authorized and 11,733,147 issued and outstanding at June 30, 2022 and December 31, 2021	12	12
Additional paid-in-capital	50,432	50,349
Accumulated deficit	(30,514)	(19,234)
Total stockholders’ equity	19,930	31,127
Total liabilities and stockholders’ equity	$95,469	$103,677

UNIQUE FABRICATING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$35,032	$30,896	$70,344	$65,694
Cost of sales	29,789	26,280	60,323	55,216
Gross profit	5,243	4,616	10,021	10,478
Selling, general, and administrative expenses	4,241	6,081	9,213	11,895
Impairment	12,163	—	12,163	—
Operating loss	(11,161)	(1,465)	(11,355)	(1,417)
Other income (expense):
Other, net	89	21	30	39
Interest expense	(682)	(769)	(1,163)	(1,462)
Other expense, net	(593)	(748)	(1,133)	(1,423)
Loss before income taxes	(11,754)	(2,213)	(12,488)	(2,840)
Income tax expense (benefit)	(1,043)	296	(1,208)	738
Net loss	$(10,711)	$(2,509)	$(11,280)	$(3,578)
Net loss per share:
Basic	$(0.91)	$(0.26)	$(0.96)	$(0.37)
Diluted	$(0.91)	$(0.26)	$(0.96)	$(0.37)

UNIQUE FABRICATING INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – dollars in thousands)

	Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(11,280)	$(3,578)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	12,163	—
Depreciation and amortization	2,339	2,953
Amortization of debt issuance costs	113	103
Loss on sale of assets	—	(12)
Bad debt adjustment	(41)	(194)
Gain on derivative instrument	(568)	(185)
Stock option expense	83	283
Accrued in-kind interest on long term debt	97	—
Deferred income taxes	(1,538)	—
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	(2,946)	(1,690)
Inventory	699	(3,349)
Prepaid expenses and other assets	(1,246)	2,520
Accounts payable	2,939	2,148
Other assets and liabilities, net	633	88
Net cash provided by (used for) operating activities	1,447	(913)
Cash Flows from Investing Activities:
Capital expenditures	(579)	(2,327)
Proceeds from sale of property, plant, and equipment	—	100
Net cash used for investing activities	(579)	(2,227)
Cash Flows from Financing Activities:
Net change in bank overdraft	(45)	(711)
Payments on term loans and capital expenditure line	(1,603)	(1,989)
Payments on revolving credit facilities	(29,317)	(16,925)
Proceeds from revolving credit facilities	29,955	22,929
Net cash provided by (used for) financing activities	(1,010)	3,304
Cash and Cash Equivalents:
Net increase (decrease) in cash and cash equivalents	(142)	164
Cash and cash equivalents at beginning of period	742	760
Cash and cash equivalents at end of period	$600	$924
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$1,504	$1,569
Cash paid for income taxes	$363	$353

UNIQUE FABRICATING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited – dollars in thousands)

RECONCILIATION OF NET INCOME (LOSS) TO OPERATING EBITDA
The following is a reconciliation of net income (loss), as reported, which is a U.S. GAAP measure of our operating results, to Operating EBITDA, a non-GAAP measure, for the three and six months ended June 30, 2022:

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
	(dollars in thousands)
Net loss	$(10,711)	$(11,280)
Plus:
Interest expense, net	682	1,163
Income tax expense (benefit)	(1,043)	(1,208)
Depreciation and amortization	1,063	2,339
Non-cash stock awards	42	83
Impairment of goodwill	12,163	12,163
Forbearance agreement fees (a)	225	426
Operating EBITDA	$2,421	$3,686
_________________________________
(a)    Represents costs and expenses incurred in connection with the Company’s Forbearance Agreement including financial advisor fees, lenders’ and Agent’s legal expenses, amendment fees, and risk advisory and mitigation costs.